Exhibit 10.4.4

Maxar Technologies Ltd.

2017 LTIP Unit Agreement - Form

(Canadian Participants)

Maxar Technologies Ltd. (the “Company”) has granted the LTIP Units (“Unit”) set out in the table below to the person named below (the “Participant”), in accordance with and subject to this Award Agreement and the provisions of the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (f/k/a the MacDonald, Dettwiler and Associates Ltd. Omnibus Equity Incentive Plan)  (the “Plan”).

Name of Participant:

Date of Grant
Number of Units Granted
Strike Price
Vesting Schedule
LTIP Period

By signing this Award Agreement, the Participant hereby acknowledges and agrees to the following:

1.          Grant of Units

1.1        Pursuant to the Plan and in respect of services to be provided to the Company by the Participant during the vesting period, the Company has granted the number of Units set out above to the Participant subject to the terms and conditions set out in this Award Agreement and the Plan.

1.2        The grant of Units and payment of any amount in respect of any such Units are subject to the terms and conditions of the Plan which is incorporated into and forms an integral part of this Award Agreement. All capitalized terms used herein, unless expressly defined in a different manner herein, have the meanings given to them in the Plan.

2.          Vesting, Exercise and Settlement

2.1        Subject to the terms and conditions of the Plan and this Award Agreement, the Units shall vest in accordance with the vesting schedule set out above, subject to continued employment as specified in the Plan. To the extent exercisable, the Participant may (a) elect to exercise rights to acquire Common Shares pursuant to Alternative A or (b) transfer to the Company and relinquish and surrender all such rights to the Company in exchange for a cash payment pursuant to Alternative B, in each case in accordance with Section 7(d) of the Plan and subject to the Company’s override right in Section 7(f)(ii) of the Plan.

2.2        Units may be exercised by delivery of a Notice of exercise to the Company or its designee (including a third-party administrator) together with any required payment pursuant to Section 7(d) of the Plan.  Payment may be made (i) in cash or by cheque or (ii) by such other method elected by the Participant that the Committee may permit, in its sole discretion. Attached as Schedule “A” is a form of Notice of exercise that the Participant may use to exercise any of his or her Units  in accordance with Section 7(d) of the Plan at any time and from time to time prior to the expiration of the Units.

3.          Tax Election

3.1        The Company agrees to elect pursuant to subsection 110(1.1) of the Tax Act that neither it, any Affiliate, nor any other person not dealing at arm’s length with the Company will deduct, in computing its income for Canadian tax purposes, any amount in respect of a payment to the Participant under the Cash-Out Rights in respect of the surrender by the Participant of Units comprising their Rights to Acquire Shares (the “Subsection 110(1.1) Election”).

3.2        The Company will provide the Participant with written evidence of the Subsection 110(1.1.) Election by mailing evidence of the Subsection 110(1.1) Election to the Participant at his or her address of employment record with the Company or any Affiliates.

3.3        The Participant covenants in favor of the Company that he or she will file, with his or her income tax return for the year which includes a payment under the Cash-Out Rights, written evidence of the Company’s Subsection 110(1.1) Election.

3.4        Notwithstanding the foregoing, and in accordance with section 7(f)(ii) of the Plan, the Company may by notice to the Participant (the “Section 7(f) Election”) given at such time as may be determined by the Company, with respect to the Units awarded under this Award Agreement, elect to not make a Subsection 110(1.1) Election in which case the aggregate amount payable by the Participant pursuant to any Right to Acquire Shares shall be reduced by $1 in total for the Participant (the “Consideration Reduction”), so that the Participant may not be entitled to benefits under paragraph 110(1)(d) of the Tax Act in respect of either (a) the Right to Acquire Shares in respect of all of the Units, where the Section 7(f) Election elects a Consideration Reduction, or (b) the Cash-Out Rights regardless of any specified Consideration Reduction. For greater certainty, it is hereby declared and agreed that the Consideration Reduction, if elected, shall apply to all Units under the Plan, for all Participants, and shall not give rise to any termination, change or novation of any such Units nor of any other terms, conditions or rights under the Plan or this Award Agreement.

3.5        Notwithstanding anything in Section 14(h)(iii) of the Plan, if any portion of Section 14(h)(iii) of the Plan shall cause the Units to not constitute an agreement by the Company to sell or issue shares for purposes of subsection 7(1) of the Income Tax Act (Canada), then the portion of such provision shall be construed or deemed stricken to the extent necessary and the remainder of such provision shall remain in full force and effect.

4.          Withholdings

4.1        The vesting and settlement of the Units granted pursuant to this Award Agreement are subject to the tax withholding provisions in Section 14(d) of the Plan.

5.          Transferability

5.1        The Units granted pursuant to this Award Agreement are subject to the restrictions on transferability in Section 14(b) of the Plan.

6.          Clawback

6.1        The Units grated pursuant to this Award Agreement are subject to the Company’s compensation clawback policy as set forth in Section 14(e) of the Plan.

7.          No Rights as a Shareholder

7.1        Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of the Common Shares underlying the Units under this Award Agreement until such Common Shares have been issued or delivered to that person.

8.          Representations, Warranties and Consents

8.1        By signing this Award Agreement, the Participant represents, warrants and acknowledges (i) that he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Award Agreement; (ii) that he or she requested and is satisfied that the foregoing be drawn up in the English Language.  Le soussigné reconnaît qu’il a exigé que ce qui précède soit rédigé et exécuté en anglais et s’en déclare satisfait; (iii) his or her participation in the trade and acceptance of the Units is voluntary; and (vi) that he or she has not been induced to participate in the Plan or enter into this Award Agreement by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Company or its Affiliates.

8.2        The Participant consents to and authorizes the use of his or her personal information in order to administer the Plan, the disclosure of such personal information to any custodian appointed in respect of the Plan and other third parties, and to the disclosure of such personal information to such Persons (including Persons located outside the Participant’s jurisdiction of residence) in connection with the administration of the Plan.  The Participant acknowledges that jurisdictions outside his or her jurisdiction of residence may not provide the same statutory protection for the personal information as his or her jurisdiction of residence.

9.          Binding Agreement

9.1        This Award Agreement shall constitute an agreement between the Participant and the Company and will be binding upon the Participant and the legal representatives of his or her estate and any other Person who may acquire the Participant’s rights in respect of the Units granted hereunder by inheritance or otherwise, provided that in the event of any conflict between the terms of this Award Agreement and the terms of the Plan, except as otherwise provided in Section 3.5 herein, the terms of the Plan will govern.

9.2        This Award Agreement shall be governed and constituted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

[Signature page follows.]

DATED as of the          day of                             , 2017.

By my signature below, I,                                    , hereby confirm and acknowledge the terms of the grant of Units to me as set out above and confirm and acknowledge that I have received, read and understood the terms of the Plan, a copy of which is attached as Annex A-6 to the Company’s Management Information Circular dated June 21, 2017 available under the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. A copy of the Plan may also be obtained from the Company upon request.

MAXAR TECHNOLOGIES LTD.

Authorized Signatory	Name of Participant:

Schedule “A”

LTIP Exercise Notice

The undersigned Participant hereby irrevocably elects to exercise LTIP Units (“Units”) granted by the Company to the undersigned pursuant to an Award Agreement dated                           , 2017 under the Company’s Omnibus Equity Incentive Plan (the “Plan”) for the number of Common Shares as set forth below. All capitalized terms used herein, unless expressly defined in a different manner herein, have the meanings given to them in the Plan.

In accordance with Section 7(d) of the Plan, I hereby elect to exercise my Units by way of:

☐     Right to Acquire Shares (Please complete Alternative A below)

☐     Cash-Out Rights  (Please complete Alternative B below)

No fractional Common Shares will be issued and any fractional Common Shares shall be settled in cash.

Alternative A – Right to Acquire Shares
Number of Common Shares to be acquired:
Strike Price (per Common Share):	$
Aggregate Purchase Price:	$

Amount enclosed that is payable on account of withholding of tax or other required deductions relating to the exercise of the Units (contact the Corporation for details of such amount)(the “Deductions”):

$
☐ Or check here if alternative arrangements have been made with the Corporation with respect to the payment of Deductions

I hereby tender cash, cash equivalent or cheque for such Aggregate Purchase Price, and, if applicable, Deductions, and direct the Company to register such Common Shares in the name of:                                                     .

Alternative B – Cash-Out Rights
Number of Units being exercised:
Strike Price (per Common Share):	$

I hereby elect to surrender my Units to the Company in consideration for an amount from the Company equal to the amount by which (i) the LTIP Value at the Exercise Date multiplied by the number of vested Units being exercised exceeds (ii) all Deductions (the “Cash-Out Amount”).

I hereby acknowledge that by exercising the Cash-Out Right, I hereby relinquish and surrender my rights to elect the Right to Acquire Shares with respect to the Units being exercised.

The “LTIP Value” with respect to any exercise of a Unit means the positive difference between the average of the Fair Market Value of the Common Shares for the five Business Days up to and including the date on which this LTIP Exercise Notice is received by the Company less the Strike Price for the Unit being exercised.

Notwithstanding the foregoing, I hereby acknowledge that the Company may elect to override the Cash-Out Rights by giving me notice (an “Override Notice”), within two Business Days of receipt of this LTIP Exercise Notice, pursuant to which the Company will elect to (A) deliver to me a number of Common Shares obtained by dividing the Cash-Out Amount by the Fair Market Value on the LTIP Exercise Date (as determined for the determination of the LTIP Value), which Common Shares will be purchased on the open market, or (B) issue to me from treasury a number of Common Shares obtained by multiplying the LTIP Value of the Units being exercised on the LTIP Exercise Date by the number of Units being exercised (the “LTIP Exercise Value”) and by dividing that product by the Fair Market Value on the LTIP Exercise Date (as determined for the determination of the LTIP Value).

Upon my receipt of an Override Notice, I shall have the right by notice to the Company (a “Cancellation Notice”) given within two Business Days of receipt of the Override Notice, to retract this LTIP Exercise Notice, in which event the Units shall be reinstated to my account as if this LTIP Exercise Notice had never been given. If no Cancellation Notice is received by the Company within the specified time, the Company shall deliver to me the number of Common Shares to which I am entitled as determined pursuant to the Plan, depending on elections made by the Company. In the event the Company elects option (B) above, I shall forthwith pay to the Company the amount of the Deductions applicable to the LTIP Exercise Value. In the event the Company does not issue and Override Notice within the time specified herein, the Company shall comply with the obligations with respect to the Cash-Out Right as provided in this LTIP Exercise Notice, the Award Agreement and in the Plan.

*****

“A” - 1

DATED this                     day of                                   ,              .

Signature

Name

“A” - 2